Exhibit 10.2

Execution Copy
AMENDMENT NO. 2 TO MASTER FRAMEWORK AGREEMENT
This AMENDMENT NO. 2 TO MASTER FRAMEWORK AGREEMENT (this “Amendment”), is made and entered into as of August [29], 2019, by and among:
MUFG Bank, Ltd., a Japanese banking corporation (“MUFG”), as a Buyer (the “MUFG Buyer”);
MUFG, as agent for the Buyers (in such capacity, “Buyer Agent”);
CHS Inc., a Minnesota corporation (“CHS”) and CHS Capital, LLC, a Minnesota limited liability company (“CHS Capital”), as sellers (each, a “Seller” and, collectively, the “Sellers”);
CHS, as agent for the Sellers (in such capacity, “Seller Agent”); and
solely for purposes of Section 5.2 hereof, CHS, as guarantor (“Guarantor”), and amends that certain Master Framework Agreement, dated as of September 4, 2018, by and among the MUFG Buyer and the other Buyers from time to time party thereto, Buyer Agent, Sellers and Seller Agent, the “Framework Agreement”, and as amended hereby, the “Amended Framework Agreement”). Each of the MUFG Buyer, the Buyer Agent, the Seller Agent and each Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties entered into the Framework Agreement and certain other Transaction Agreements for the purpose of providing Sellers with a facility under which the Buyers will enter into certain sale and repurchase agreements with each Seller with respect to their respective Seller Notes;
WHEREAS, Guarantor entered into the Guaranty in favor of Buyer Agent and the Buyers pursuant to which Guarantor guaranteed the payment and performance of all obligations, liabilities and indebtedness owed by Seller under the Transaction Agreements; and
WHEREAS, the Parties now wish to extend the Facility Term.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and, solely for purposes of Section 5.2 hereof, Guarantor agree as follows:

1.	Interpretation.

1.1Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Framework Agreement (including Schedule 1 thereto).

1.2Construction. The rules of construction set forth in Section 1.2 of the Framework Agreement shall apply to this Amendment.

2.Amendments.
Each of the Parties hereto hereby agrees that the definition of “Scheduled Facility Extension Date” in Schedule I to the Framework Agreement is hereby amended, effective from and after the date hereof, to read as follows:

““Scheduled Facility Expiration Date” means June 26, 2020.”
3.Conditions to Effectiveness.
This Amendment shall be effective as of the date hereof (the “Effective Date”) upon the Buyer Agent’s receipt of counterparts to this Amendment executed by each of the other parties hereto.

4.Representations, Warranties and Undertakings.

4.1Sellers. In entering into this Amendment, each Seller hereby makes or repeats (as applicable) to Buyer Agent and the MUFG Buyer as of the date hereof (or, to the extent expressly relating to a specific prior date, as of such prior date) the representations and warranties set forth in the Framework Agreement and each other Transaction Agreement to which such Seller is a party, and such representations and warranties shall be deemed to include this Amendment. Each Seller further represents that it has complied with all covenants and agreements applicable to it under the Framework Agreement and each of the other Transaction Agreements to which it is a party.

5.Miscellaneous.

5.1Counterparts. This Amendment may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 5.1.

5.2Ratification. Each of the other Transaction Agreements remains in full force and effect. The Parties hereby acknowledge and agree that, effective from and after the Effective Date, all references to the Framework Agreement in any other Transaction Agreement shall be deemed to be references to the Amended Framework Agreement, and any amendment in this Amendment of a defined term in the Framework Agreement shall apply to terms in any other Transaction Agreement which are defined by reference to the Framework Agreement.

5.3Guarantor Acknowledgment and Consent. Guarantor hereby acknowledges the Parties’ entry into this Amendment and consents to the terms and conditions hereof, it being understood that such terms and conditions may affect the extent of the Guaranteed Obligations (as defined in the Guaranty) for which Guarantor may be liable under the Guaranty. Guarantor further confirms and agrees that the Guaranty remains in full force and effect after giving effect to this Amendment and, for the avoidance of doubt, acknowledges that any amendment herein to a defined term in the Framework Agreement shall apply to terms in the Guaranty which are defined by reference to the Framework Agreement.

5.4GOVERNING LAW. This AMENDMENT shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law provisions thereof other than sections 5-1401 and 5-1402 of the New York General Obligations Law.

5.5Expenses. All reasonable legal fees and expenses of Buyer Agent and each Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and each related document entered into in connection herewith shall be paid by the Sellers promptly on demand.

5.6Transaction Agreement. This Amendment shall constitute a Transaction Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.
MUFG Buyer and Buyer Agent:

MUFG Bank, Ltd.
By:	/s/ Matt Stratton
Name:	Matt Stratton
Title:	Managing Director

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Seller and Seller Agent:
CHS Inc.

By:	/s/ Angela Olsonawski
Name:	Angela Olsonawski
Title:	Senior Vice President, Corporate Treasurer

Seller:
CHS Capital, LLC

By:	/s/ Jedd Wennerberg
Name:	Jedd Wennerberg
Title:	President

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Solely for purposes of Section 5.2 hereof:

Guarantor:

CHS Inc.
By:	/s/ Angela Olsonawski
Name:	Angela Olsonawski
Title:	Senior Vice President, Corporate Treasurer